Exhibit 10.40
Amendment to Employment Agreement between Registrant and Roger Jeffs

AMENDMENT

     THIS AMENDMENT is made as of the 11th day of December, 2002 to the Employment Agreement between Roger Jeffs, Ph.D. (“Executive”) and United Therapeutics Corporation dated November 29, 2000 (the “Agreement”).

     WHEREAS, the parties desire to amend the Agreement as provided below.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

     1.     Waiver of Guaranteed Annual Salary Increase. The first sentence of Section 4(a) of the Agreement is amended to delete the following language: “, such annual base salary to be increased by a minimum of 10% on each anniversary of the term of Executive’s employment hereunder.”

     2.     Effect. No other provisions of the Agreement shall be affected by this Amendment, and all other provisions of the Agreement shall remain in full force and effect.

     In witness whereof, the parties have executed this Amendment effective as of the date first written above.

UNITED THERAPEUTICS CORPORATION

Roger Jeffs, Ph.D.	Martine Rothblatt, CEO